Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors

Patrick Industries, Inc.

Elkhart, Indiana

We consent to the incorporation by reference in the Registration Statements (333-156391, 333-159553, 333-174774 and 333-178509) on Form S-3, and the Registration Statements (333-145717, 333-165788 and 333-198321) on Form S-8, of our report dated February 7, 2014 relating to the financial statements of Foremost Fabricators, LLC as of and for the year ended December 31, 2013 appearing in this Current Report on Form 8-K/A of Patrick Industries, Inc.

/s/ McGladrey LLP

Elkhart, Indiana

September 12, 2014